Exhibit 99.5

THE MIDDLEBY CORPORATION 1400 TOASTMASTER DRIVE ELGIN, IL 60120    VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 20, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/MIDD2021SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 20, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D56465-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE MIDDLEBY CORPORATION The Board of Directors recommends you vote “FOR” proposal 1. For Against Abstain 1. Approve the issuance of shares of The Middleby Corporation common stock to Welbilt, Inc. stockholders in connection with the merger, as contemplated ! ! ! by the Merger Agreement (the “Stock Issuance”). The Board of Directors recommends you vote “FOR” proposal 2. 2. Adoption of an amendment to the charter to increase the number of authorized shares of The Middleby Corporation common stock (the “Authorized Share Increase”). The Board of Directors recommends you vote “FOR” proposal 3. 3. Approve the adjournment of The Middleby Corporation Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for ! ! ! the approval of the Stock Issuance or the Authorized Share Increase. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the The Middleby Corporation Special Meeting: The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com D56466-TBD THE MIDDLEBY CORPORATION This proxy is solicited on behalf of the Board of Directors Special Meeting of the Stockholders July 21, 2021 10:30 A.M. CDT The stockholder(s) hereby appoint(s) Bryan E. Mittelman and Martin M. Lindsay, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THE MIDDLEBY CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:30 A.M., CDT on July 21, 2021, virtually at www.virtualshareholdermeeting.com/MIDD2021SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. To the extent contrary specifications are not given, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side